UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2019

DarkPulse, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18730	87-0472109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

350 5th Ave., 59th Floor	10018
New York, New York	(Zip Code)
(Address of principal executive offices)

(800) 436-1436

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities.

On January 10, 2019, DarkPulse, Inc. (the "Company") entered into a Securities Purchase Agreement with GS Capital Partners, LLC (“GS Capital”) for the sale of an 8% convertible redeemable note in the principal amount of $65,000 (the “GS Note") with an original issue discount of $4,000.  The financing closed on January 15, 2019.

The GS Note bears interest at the rate of 8% per annum.  All interest and principal must be repaid on January 10, 2020.  Subject to the Company increasing its authorized shares of common stock, the GS Note is convertible into common stock, at GS Capital’s option, at a 30% discount to the lowest trading prices of the common stock during the 20 trading day period prior to conversion.  In the event the Company prepays the GS Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by a premium ranging from 15% to 30%.

GS Capital has agreed to restrict its ability to convert the GS Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. As of the date hereof, the Company is obligated on $65,000 in face amount of GS Note issued to GS Capital. The GS Note is a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

The GS Note was offered and sold to GS Capital in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933 (the “Securities Act”) and/or Rule 506 promulgated under the Securities Act. GS Capital is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this report:

Exhibit No.	Description
4.1	8% Convertible Redeemable Note issued to GS Capital Partners, LLC dated January 10, 2019
10.1	Securities Purchase Agreement between DarkPulse, Inc. and GS Capital Partners, LLC dated January 10, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DarkPulse, Inc.

Dated: January 15, 2019	By:	/s/ Dennis M. O’Leary
Dennis M. O’Leary
Co-CEO & Chairman

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